UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

BIOMX INC.

(Name of Registrant as Specified in Its Charter)

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☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BIOMX INC.

850 New Burton Road, Suite 201

Dover, Delaware 19904

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 26, 2026

Explanatory Note

This supplement (this “Supplement”) is being filed by BiomX Inc., a Delaware corporation (“BiomX” or the “Company”), to supplement the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2026 and first made available and mailed to stockholders on or about June 8, 2026 (the “Proxy Statement”), in connection with the Company’s 2026 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held on June 26, 2026 at 9 a.m. Eastern Time, in a virtual meeting format only, via live webcast at https://www.cstproxy.com/biomx/am2026.

The Company is filing this Supplement solely to correct information in the Proxy Statement relating to the Company’s independent registered public accounting firm, as described below under “Correction to Disclosure Regarding Independent Registered Public Accounting Firm.” This Supplement should be read together with the Proxy Statement. Capitalized terms used but not otherwise defined in this Supplement have the meanings given to them in the Proxy Statement.

Except as specifically described in this Supplement, the information set forth in the Proxy Statement remains unchanged, and this Supplement does not otherwise modify, amend, supplement, or update any other information in the Proxy Statement. To the extent the information in this Supplement differs from or conflicts with information in the Proxy Statement, the information in this Supplement supersedes and replaces the conflicting information in the Proxy Statement.

Effect on the Annual Meeting; No Action Required

The matters to be voted on at the Annual Meeting are unchanged. As described in the Proxy Statement, stockholders are being asked to vote on (1) the election of Ran Shaked as the Company’s sole Class III director, (2) the approval of an amendment to the BiomX Inc. 2026 Equity Incentive Plan to increase the number of shares of Common Stock reserved and available for issuance thereunder, and (3) the approval of an adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies. The appointment, ratification, or selection of the Company’s independent registered public accounting firm is not, and was not, a matter being submitted to a vote of stockholders at the Annual Meeting.

This Supplement does not change the proposals to be acted upon at the Annual Meeting, the recommendations of the Board of Directors with respect to those proposals, the record date of June 2, 2026 for determining the stockholders entitled to notice of and to vote at the Annual Meeting, the date, time, or virtual location of the Annual Meeting, or the procedures for voting or for revoking a proxy.

No action is required by any stockholder as a result of this Supplement. If you have already submitted a proxy and do not wish to change your vote, you do not need to take any action, and your shares will be voted as you have directed. If you have not yet voted, the Board of Directors urges you to vote in the manner described in the Proxy Statement. If you have already voted and wish to change your vote, you may revoke your proxy and submit a new proxy at any time before the polls close at the Annual Meeting, in the manner described in the Proxy Statement under “Questions and Answers About the Annual Meeting and Voting.”

Correction to Disclosure Regarding Independent Registered Public Accounting Firm

Under the heading “Independent Registered Public Accounting Firm,” the Proxy Statement stated that the Company’s Audit Committee had appointed Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

That statement was included in the Proxy Statement in error. The Audit Committee did not appoint an independent registered public accounting firm for the fiscal year ending December 31, 2026, and, as of the date of this Supplement, the Company has not appointed an independent registered public accounting firm for the fiscal year ending December 31, 2026.

Kesselman & Kesselman, Certified Public Accountants (Isr.) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2025 and December 31, 2024, and audited the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Audit Committee, which is responsible for the appointment of the Company’s independent registered public accounting firm, is in the process of selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Company will disclose its determination at the appropriate time, including, to the extent required, by filing a Current Report on Form 8-K.

Accordingly, the statement described in the first paragraph of this section is hereby corrected and superseded. The disclosure under the heading “Audit Committee Report” in the Proxy Statement, which describes the Audit Committee’s review of the Company’s audited financial statements for the fiscal year ended December 31, 2025 with Kesselman & Kesselman, Certified Public Accountants (Isr.), relates to the audit of the fiscal year ended December 31, 2025 and is not affected by this correction.

Forward-Looking Statements

This Supplement contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Audit Committee’s selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Forward-looking statements are based on the Company’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual outcomes to differ materially from those expressed or implied. Additional information regarding these risks and uncertainties is contained in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Availability of Proxy Materials

The Proxy Statement, this Supplement, the form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available free of charge at https://www.cstproxy.com/biomx/am2026 and on the SEC’s website at www.sec.gov. Stockholders may also obtain copies, free of charge, by contacting the Company at BiomX Inc., 850 New Burton Road, Suite 201, Dover, Delaware 19904, Attention: Corporate Secretary, or by telephone at (844) 972-0500.

By Order of the Board of Directors,

/s/ Michael Oster
Michael Oster

Chief Executive Officer

Dover, Delaware

June 22, 2026